SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report . . . . . . . . . . . . . . . . . . . . . . . . December 31, 1997




                        FIELDPOINT PETROLEUM CORPORATION
                        (F/K/A ENERGY PRODUCTION COMPANY)
             (Exact Name of Registrant as Specified in its Charter)



                                    COLORADO
                 (State or Other Jurisdiction of Incorporation)




     0-9435                                                84-0811034
(Commission File Number)                    (IRS Employer Identification Number)


1703 Edelweiss Drive                                           78613
         Cedar Park, Texas                                    (Zip Code)
(Address of principal executive offices)



        Registrant's telephone number, including area code (512) 250-8692

ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT

     On December 31, 1997, Energy Production Company (the "Registrant") closed the transaction contemplated by a certain Plan of Exchange (the "Plan of Exchange"), dated December 22, 1997, by and between the Registrant, Bass Petroleum, Inc., a Texas corporation ("Bass") and the shareholders of Bass Petroleum, Inc. (the "Shareholders"), pursuant to which Registrant has acquired substantially all of the shares of Bass in exchange for 4,000,000 shares of common stock of the Registrant. Pursuant to the Plan of Exchange Bass has become a wholly owned subsidiary of the Registrant. However, as the exchange is a Reverse Acquisition, Bass is deemed to be the acquiring entity for accounting purposes. The description of the Plan of Exchange included herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan of Exchange, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

     The following table sets forth the information as to beneficial ownership of shares by each person known to the registrant to own 5% or more of the shares giving effect to the closing under the Plan of Exchange based upon shares of Common Stock outstanding plus shares deemed outstanding pursuant to Securities and Exchange Commission Rule 13d-3(d)(1).

Name and Address                                     Amount & Nature of
----------------                                     -------------------
Ray D. Reaves
1703 Edelweiss Drive                                     2,603,525
Cedar Park, TX 78613

The Delray Trust
3606 Belle Grove                                           604,928
Sugarland, TX 77479

Mildred Babich
4225 Clear Lake Circle                                      325,801
Fort Worth, TX 76109

Peter Babich
3310 Parkside Road                                          323,490
Flint, MI 48503

OHM Partnership
1019 Rocky Point Court, NE                                  377,277
Albuquerque, NM 87123

Bass Petroleum, Inc.
1703 Edelweiss Drive                                        223,040
Cedar Park, TX 78613

     Prior to the closing of the Plan of Exchange, Bass Petroleum, Inc. owned beneficially approximately 54% of the outstanding shares of common stock of Energy Production Company.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     See Item 1 for a brief description of the Plan of Exchange. The description of the Plan of Exchange included herein does not purport to be completed and is qualified in its entirety by reference to the terms of the Plan of Exchange, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference. The registrant filed a Proxy Statement on December 1, 1997, and mailed copies to its stockholders on December 11, 1997.


ITEM 5.  OTHER EVENTS

     The following changes with respect to the Registrant have been made as of the date hereof (i) the name of the Registrant has been changed to FieldPoint Petroleum Corporation; (ii) the trading symbol of the registrant on the OTC Bulletin Board has been changed to "FPPC".

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of business acquired.
      F-1 through F-7

(b)   Pro forma Financial Statements
      F-14 through F-18

(c)   Exhibits
      2.1 Plan of Exchange, dated December 22, 1997, among Energy Production Company, Bass Petroleum, Inc., and the Shareholders of Bass Petroleum, Inc.
      99.1 Press Release dated January 2, 1998


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FieldPoint Petroleum Corporation

                                               By: /s/ Ray D. Reaves
                                                   -----------------
                                                    Ray D. Reaves
                                                    President
     Dated: January 9, 1998



                                    EXHIBITS

Exhibit 2.1         PLAN OF EXCHANGE

         This PLAN OF EXCHANGE (the "Plan") is entered into as of the 22nd day of December 1997, by and between Energy Production Company, a Colorado corporation (the "Parent"), Bass Petroleum, Inc., a Texas corporation whose address is 1703 Edelweiss Drive, Cedar Park, Texas 78613 (the "Subsidiary"), and all of the shareholders of the Subsidiary as set forth on Schedule 1 hereto (collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Parent is a corporation organized and existing under the laws of the State of Colorado, having been incorporated on March 11, 1980;

         WHEREAS, the Subsidiary is a corporation organized and existing under the laws of the State of Texas, having been incorporated on October 12, 1989; and

         WHEREAS, the Board of Directors of the Parent has determined that it is in the best interests of the Parent to acquire an aggregate of 8,655,625 shares of common stock of the Subsidiary, constituting all of the issued and outstanding shares of capital stock of the Subsidiary, in exchange for the issuance of an aggregate of 4,000,000 shares of common stock of the Parent to the Shareholders, on a pro rata basis (the "Exchange").

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    Exchange
                                    ---------

         On the effective date of the Exchange, December 31, 1997 ("Effective Date"), the Parent shall issue, on a pro rata basis, to each of the Shareholders an aggregate of 4,000,000 shares of common stock of the Parent in exchange for the sale, transfer, assignment, and conveyance by the Shareholders to the Parent of an aggregate of 8,655,625 shares of common stock of the Subsidiary, which shares constitute all of the issued and outstanding shares of capital stock of the Subsidiary. No cash will be paid by the Company or otherwise to the shareholders of the Subsidiary in connection with the Exchange.

                                   ARTICLE II
                   Articles of Incorporation of the Subsidiary
                   -------------------------------------------

         The Articles of Incorporation of the Subsidiary ("Texas Charter"), as in effect on the date hereof, shall continue in full force and effect without change unless and until amended in accordance with applicable law.

                                   ARTICLE III
                            Bylaws of the Subsidiary

         The Bylaws of the Subsidiary ("Texas Bylaws"), as in effect on the date hereof, shall continue in full force and effect without change unless and until amended in accordance with applicable law.

                                   ARTICLE IV
                    Officers and Directors of the Subsidiary
                    ----------------------------------------

4.01. On the Effective Date, the officers and directors of the Subsidiary shall be such officers and directors of the Subsidiary, as in office at such date, and such persons shall hold office in accordance with the Texas Bylaws until their respective successors shall have been appointed or elected.

4.02. If, on the Effective date, a vacancy shall exist in the Board of Directors of the Subsidiary, such vacancy shall be filled in the manner provided by the Texas Bylaws.

                                    ARTICLE V
                              Termination of Merger
                              ---------------------

         This Plan may be terminated and the Exchange abandoned at any time prior to the Effective Date, whether before or after the approval of this Plan by the Shareholders, by the consent of the Board of Directors of the Parent and the Subsidiary.

                                   ARTICLE VI
                                  Miscellaneous
                                  -------------

         In order to facilitate the filing and recording of this Plan, this Plan may be executed in counterparts, each of which when so executed shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first written above.


                                                     PARENT:
                                                     -------

                                                     ENERGY PRODUCTION COMPANY


                                                     By:
                                                     Name:
                                                     Title:


                                                     SUBSIDIARY:
                                                     -----------

                                                     BASS PETROLEUM, INC.


                                                     By:
                                                     Name:
                                                     Title:


                                                     SHAREHOLDERS:
                                                     -------------

                                                     See Schedule 1 hereto

                                   Schedule 1

                      Shareholders of Bass Petroleum, Inc.

Cert. #                    Name                                      # of Shares

1                          Ray Reaves                                  5,001,000
2                          Gernell Bradley                               600,000
3                          Gernell Bradley                               400,000
4                          Mildred Babich                                400,000
5                          Peter J. Babich                               400,000
6                          OHM Partnership                               600,000
7                          Country Cousin, Inc.                            2,000
8                          Urban Anslinger                                 7,000
9                          Thomas F. Jones                                 3,000
10                         Nathan Raska                                    3,000
11                         Elizabeth Jeffrey                               3,000
12                         Ed Sims                                         3,000
13                         Jerry B. Foreman                                  625
14                         Barry F. Hluchan                                3,000
15                         Somerset Partners                              11,500
16                         James S. Dearth                                 2,500
17                         W. H. Cardwell                                  1,500
18                         Gernell Bradley                                   500
19                         Millard D. Logan                                1,500
20                         E. P. Hansen                                      500
21                         Hoyt & Marjorie Ambrosius                       4,000
22                         J. A. Longwell                                  2,500
23                         Harry F. Warnke                                 4,000
24                         Marvin Kolinek, Jr.                               500
25                         Robert E. Madison                                 500
26                         Jack Logan                                      6,000
27                         Lowell Schultz                                  1,000
28                         Don Leach                                       2,500
29                         John E. Fox                                       500
30                         Jeff Wenaas                                     1,500
31                         Bill Williams                                  13,500
32                         Mildred Babich                                  5,000
33                         Frank Petty                                     1,500
34                         Richard & Dolores Jeffries                      1,500
35                         Peter Koch                                      3,000
36                         Mattie Johnson                                  6,500
37                         John Hardie                                     2,500
38                         T. C. Fleming                                     500
39                         George Arp                                      1,500
40                         William Mangold                                 1,500

Cert. #                    Name                                      # of Shares

41                         Wayne Lindholm                                  1,500
42                         Gernell Bradley                                 8,500
43                         Diana Sanders                                   1,500
44                         Rodger Estes                                      500
45                         Richard & Carolyn Dale                          1,500
46                         Joann Deihl (Ron D. Deihl)                      1,500
47                         Mildred Babich                                300,000
48                         Peter J. Babich                               300,000
49                         Gernell D. Bradley                            300,000
50                         Joyce & Gilbert Daney, Jr.                     37,000
51                         Ray Reaves                                    200,000

Exhibit 99.1

Friday January 2, 9:15 a.m. Eastern Time

Company Press Release

SOURCE: FieldPoint Petroleum Corporation

FIELDPOINT PETROLEUM CORPORATION ANNOUNCES COMPLETION OF BASS PETROLEUM, INC. ACQUISITION

AUSTIN,  Jan. 2 /PRNewswire/ -- FieldPoint  Petroleum  Corporation (OTC Bulletin
Board: FPPC - News) announced today that it closed the acquisition of Bass Petroleum, Inc. (BPI). The acquisition was effected pursuant to a Plan of Exchange (the "Plan") by and among, FieldPoint Petroleum Corporation (the "Company"), BPI, and the shareholders of BPI effective December 31, 1997, which called for the Company to issue an aggregate of 4,000,000 unregistered shares of Common Stock to the shareholders of BPI, on a pro rata basis, in exchange for an aggregate of 8,655,625 shares of capital stock of BPI. The transaction will be accounted for as an acquisition of FieldPoint Petroleum Corporation by Bass Petroleum, Inc.

Bass Petroleum, Inc. owns producing properties in south central Texas and southeastern Wyoming. Additionally, the BPI properties consist of 75 producing wells of which 55 are operated by BPI. Current net production from the BPI properties is averaging 190 thousand cubic feet of natural gas per day and 75 barrels of oil per day.

FieldPoint Petroleum Corporation is an OTC Bulletin Board listed oil and gas exploration and production company whose principal operations are conducted in Texas and Wyoming oil and gas provinces.

SOURCE: FieldPoint Petroleum Corporation




                          INDEX TO FINANCIAL STATEMENTS



Bass Petroleum, Inc.

       Independent Auditor's Report........................................................F-1
       Balance Sheets......................................................................F-2
       Statements of Income and Retained Earnings..........................................F-4
       Statements of Cash Flows............................................................F-5
       Notes to Financial Statements.......................................................F-7

Bass Petroleum, Inc. and Energy Production Company

       Unaudited Pro Forma Financial Statements...........................................F-14
       Unaudited Pro Forma Balance Sheet - September 30, 1997.............................F-15
       Unaudited Pro Forma Income Statement - Nine Months Ended September 30, 1997........F-17
       Unaudited Pro Forma Income Statement - Year Ended December 31, 1996................F-18


                          INDEPENDENT AUDITOR'S REPORT



Board of Directors and Stockholders
Bass Petroleum, Inc.

We have audited the accompanying balance sheets of Bass Petroleum, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bass Petroleum, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP



Dallas, Texas
February 7, 1997


                              BASS PETROLEUM, INC.

                                 BALANCE SHEETS

                                     ASSETS
                                     ------
                                                                                           (Unaudited)
                                                                                           SEPTEMBER 30,         DECEMBER 31,
                                                                                          ---------------   ---------------------
                                                                                              1997           1996           1995
                                                                                           ---------      ---------     ---------
CURRENT ASSETS:
   Cash                                                                                  $    10,986    $    57,454    $    58,384
   Certificate of deposit, pledged                                                            20,000        120,000        100,000
   Trading securities                                                                          2,880          2,880          2,880
   Accounts receivable:
      Oil and gas sales                                                                       92,000        107,560        106,976
      Joint interest billings, no allowance for doubtful accounts considered necessary        53,140         44,707         52,988
   Advances to stockholder                                                                      --             --            3,492
   Prepaid expenses                                                                            1,635          1,635          3,035
                                                                                         -----------    -----------    -----------
                  Total current assets                                                       180,641        334,236        327,755
PROPERTY AND EQUIPMENT:
   Oil and gas properties (successful efforts method):
      Leasehold costs                                                                        956,344        786,860        647,785
      Lease and well equipment                                                                95,504         87,123         75,013
   Furniture and equipment                                                                    30,167         24,119         22,939
   Transportation equipment                                                                   74,945         54,444         67,444
   Less accumulated depletion and depreciation                                              (311,953)      (242,115)      (157,990)
                                                                                         -----------    -----------    -----------
                  Net property and equipment                                                 845,007        710,431        655,191
NOTE RECEIVABLE                                                                                 --             --           38,000
OTHER ASSET                                                                                    5,000          5,000           --
                                                                                         -----------    -----------    -----------
                  Total assets                                                           $ 1,030,648    $ 1,049,667    $ 1,020,946
                                                                                         ===========    ===========    ===========



                                    Continued



                              BASS PETROLEUM, INC.

                            BALANCE SHEETS, continued

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                                           (Unaudited)
                                                                                         SEPTEMBER. 30,      DECEMBER 31,
                                                                                         --------------  --------------------
                                                                                              1997        1996        1995
                                                                                         ---------    ---------    ---------
CURRENT LIABILITIES:
   Current portion of long-term debt                                                     $  159,218   $  246,707   $  267,687
   Accounts payable and accrued expenses                                                    105,247       97,342      107,312
   Advances from gas purchaser                                                                 --           --        110,709
   Oil and gas revenues payable                                                             126,020      122,938      137,052
   Federal income taxes payable                                                              15,333       47,022       32,309
   Due to related party                                                                      65,000       27,733        4,392
                                                                                         ----------   ----------   ----------
                  Total current liabilities                                                 470,818      541,742      659,461
LONG -TERM DEBT, net of current portion                                                     183,015      146,306      114,998
COMMITMENTS (Note 7)
STOCKHOLDERS' EQUITY:
     Common stock, no par value, 60,000,000 shares authorized; 8,655,625 shares issued
     and         outstanding                                                                128,038      128,038      128,038
     Retained earnings                                                                      248,777      233,581      118,449
                                                                                         ----------   ----------   ----------
                  Total stockholders' equity                                                376,815      361,619      246,487
                                                                                         ----------   ----------   ----------
                  Total liabilities and stockholders' equity                             $1,030,648   $1,049,667   $1,020,946
                                                                                         ==========   ==========   ==========



              See accompanying notes to these financial statements.



                              BASS PETROLEUM, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                        (Unaudited)
                                              NINE MONTHS ENDED SEPTEMBER 30,    YEAR ENDED DECEMBER 31,
                                              -------------------------------    -----------------------
                                                     1997        1996              1996         1995
                                                 ---------    ---------          ---------    ---------

REVENUE:
   Oil and gas sales                             $ 411,053    $ 288,477          $ 432,383    $ 374,294
   Well operational and pumping fees               132,364      164,501            213,022      139,365
   Other                                             2,000        1,600              3,314        6,530
                                                 ---------    ---------          ---------    ---------
                  Total revenue                    545,417      454,578            648,719      520,189

COSTS AND EXPENSES:
   Production expense                              129,553       71,177            122,862       91,070
   Depletion and depreciation                       83,250       77,500            103,336       99,166
   General and administrative                      237,642      167,158            251,660      180,950
                                                 ---------    ---------          ---------    ---------
                  Total costs and expenses         450,445      315,835            477,858      371,186

OTHER INCOME (EXPENSE):
   Gain on sale of assets                            3,235       21,590             25,445       13,957
   Loss on commodity trade                            --           --                 --         (1,089)
   Unrealized loss on securities                      --           --                 --         (3,000)
   Interest income (expense), net                  (27,065)     (16,651)           (35,773)     (32,188)
   Acquisition expenses                            (45,000)        --                 --           --
   Miscellaneous                                     4,387           21              1,621       (2,447)
                                                 ---------    ---------          ---------    ---------
                  Total other income (expense)     (64,443)       4,960             (8,707)     (24,767)
                                                 ---------    ---------          ---------    ---------

INCOME BEFORE INCOME TAXES                          30,529      143,703            162,154      124,236

INCOME TAX PROVISION - CURRENT                      15,333       43,110             47,022       34,117
                                                 ---------    ---------          ---------    ---------

NET INCOME                                          15,196      100,593            115,132       90,119

RETAINED EARNINGS, Beginning of year               233,581      118,449            118,449       28,330
                                                 ---------    ---------          ---------    ---------

RETAINED EARNINGS, End of year                   $ 248,777    $ 219,042          $ 233,581    $ 118,449
                                                 =========    =========          =========    =========



              See accompanying notes to these financial statements.


                              BASS PETROLEUM, INC.
                            STATEMENTS OF CASH FLOWS



                                                                           NINE MONTHS ENDED SEPTEMBER 30,  YEAR ENDED DECEMBER 31,
                                                                           -------------------------------  -----------------------
                                                                                 1997         1996            1996          1995
                                                                              ---------    ---------       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                               $  15,196    $ 100,593       $ 115,132    $  90,119
     Adjustments to reconcile to net cash provided by operating activities:
     Depletion and depreciation                                                  83,250       77,500         103,336       99,166
     Gain on sale of assets                                                      (3,235)     (21,590)        (25,445)     (13,957)
     Unrealized loss on securities                                                 --           --              --          3,000
     Changes in current assets and liabilities:
       Accounts receivable                                                        7,127      (15,343)         11,189     (117,673)
       Prepaid expenses and other assets                                           --            400          (3,600)        --
       Accounts payable and accrued expenses                                    (23,784)     (20,021)         28,084       88,732
       Oil and gas revenues payable                                               3,082       14,614         (14,114)      72,357
       Payable to related party                                                  37,267        3,000            --           --
       Advances (repayments) from gas purchaser                                    --        (90,709)       (110,709)     110,709
                                                                              ---------    ---------       ---------    ---------
                  Net cash provided by operating activities                     118,903       48,444         103,873      332,453

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of oil and gas properties                                  --         56,750          59,251       15,000
     Proceeds from sale of vehicle                                               11,000         --              --           --
     Purchase of oil and gas properties                                        (177,865)    (146,539)       (153,202)    (315,643)
     Purchase of furniture and equipment and vehicles                           (47,726)        (890)         (1,180)        (300)
     (Increase)decrease in restricted cash                                      100,000      (20,000)        (20,000)    (100,000)
                                                                              ---------    ---------       ---------    ---------
                  Net cash used by investing activities                        (114,591)    (110,679)       (115,131)    (400,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long-term debt                                               171,594      200,000         255,000      250,000
     Repayments of long-term debt                                              (209,374)    (218,361)       (231,672)    (174,663)
     Borrowing from stockholder                                                    --         28,000            --         28,000
     Repayment of stockholder                                                   (13,000)        --           (13,000)        --
                                                                              ---------       ---------    ---------    ---------
                  Net cash provided by financing activities                     (50,780)       9,639          10,328      103,337
                                                                              ---------    ---------       ---------    ---------


                                    Continued



                              BASS PETROLEUM, INC.

                       STATEMENTS OF CASH FLOWS, continued


                                                                               (Unaudited)
                                                                     NINE MONTHS ENDED SEPTEMBER 30,  YEAR ENDED DECEMBER 30,
                                                                     -------------------------------  -----------------------
                                                                            1997         1996            1996       1995
                                                                          --------     --------        --------   --------

NET INCREASE (DECREASE) IN CASH                                            (46,468)     (52,596)           (930)     34,847

CASH, BEGINNING OF THE PERIOD                                               57,454       58,384          58,384      23,537
                                                                          --------     --------        --------    --------

CASH, END OF THE PERIOD                                                   $ 10,986     $  5,788        $ 57,454    $ 58,384
                                                                          ========     ========        ========    ========

SUPPLEMENTAL INFORMATION:
     Cash paid during the year for interest                               $ 33,027     $ 24,536        $ 43,838    $ 34,327
                                                                          ========     ========        ========    ========
     Cash paid during the year for income taxes                           $   --       $   --          $ 32,309    $  5,315
                                                                          ========     ========        ========    ========
     Oil and gas properties acquired for note payable                     $   --       $   --          $   --      $219,598
                                                                          ========     ========        ========    ========
     Oil and gas properties acquired by decreasing note receivable        $   --       $ 38,000        $ 38,000    $   --
                                                                          ========     ========        ========    ========






              See accompanying notes to these financial statements.

                              BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization and Nature of Operations Bass Petroleum, Inc. (the "Company") is incorporated under the laws of the state of Texas. The Company is engaged in the acquisition, operation and development of oil and gas properties, which are located in South-Central Texas and Wyoming as of December 31, 1996.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Oil and Gas Producing Operations
     --------------------------------

     The Company uses the successful efforts method of accounting for its oil and gas producing activities. Costs incurred by the Company related to the acquisition of oil and gas properties and the cost of drilling successful wells are capitalized. Costs incurred to maintain wells and related equipment and lease and well operating costs are charged to expense as incurred.

     Capitalized amounts for properties with proved reserves are classified as proved property, and include both developed and undeveloped properties. Amounts capitalized that relate to properties in which it has not been determined if any reserves exist are classified as unproved property and are assessed periodically for possible impairment. Any impaired amounts are charged to expense. The Company had no unproved properties as of September 30, 1997, and December 31, 1996 and 1995.

     Capitalized amounts attributable to proved oil and gas properties are depleted by the unit-of-production method based on proved reserves. Depreciation and depletion expense for oil and gas producing property and related equipment was $72,000, $67,636, $90,182 and $84,734 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

     Joint Interest Billings Receivable and Oil and Gas Revenue Payable
     ------------------------------------------------------------------

     Joint interest billings receivable represent amounts receivable for lease operating expenses and other costs due from third party working interest owners in the wells that the Company operates. The receivable is recognized when the cost is incurred and the related payable and the Company's share of the cost is recorded.

     Oil and gas revenue payable represents amounts due to third party revenue interest owners for their share of oil and gas revenue collected on their behalf by the Company. The payable is recorded when the Company recognizes oil and gas sales and records the related oil and gas sales receivable.

     Other Property
     --------------

     Other assets classified as property and equipment are primarily office furniture and equipment and vehicles, and are carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to seven years. Gain or loss on retirement or sale or other disposition of assets is included in income in the period of disposition. Depreciation expense for other property and equipment was $11,250, $9,864, $13,154 and $14,432 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

                              BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

     Income Taxes
     ------------

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. Such allowances may be reversed when circumstances provide evidence that the deferred tax assets will more likely than not be realized. The amount of deferred tax assets and liabilities as of September 30, 1997 and December 31, 1996 and 1995 are immaterial.

     Use of Estimates and Certain Significant Estimates
     --------------------------------------------------

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves, which as described above may affect the amount at which oil and gas properties are recorded. It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

     Unaudited Information
     ---------------------

     The balance sheet as of September 30, 1997 and the statements of operations for the nine month periods ended September 30, 1997 and 1996 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments which are necessary to properly reflect the financial position of the Company as of September 30, 1997 and the results of its operations for the nine months ended September 30, 1997 and 1996.

2.   RELATED PARTY TRANSACTIONS
     --------------------------

     During 1996, the Company acquired an oil and gas well from its majority stockholder for $44,000. As partial consideration, the Company retired a note receivable from the stockholder of $38,000, which had arisen from a cash advance in 1994. During 1997, the Company acquired oil and gas interests from its majority stockholder for $88,000.

     At December 31, 1996 and 1995, the Company had a liability to its majority stockholder of $22,158 and $4,392, respectively, for past salary and accrued bonuses. There was no balance due at September 30, 1997.

     At September 30, 1997 and December 31, 1996, the Company had a liability to a company controlled by its majority stockholder of $ 0 and $5,575, respectively, for financial services rendered.

     At September 30, 1997, the Company had a liability to a company controlled by its majority stockholder of $65,000 for a working capital advance.

     The Company rents office space from its majority stockholder. The terms of the lease are disclosed in Note 7.

     At December 31, 1995, the Company had non-interest bearing advances to its majority stockholder of $3,492.

                              BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

     At December 31, 1996 and 1995, the Company had a note payable to a stockholder in the amount of $13,000 and $28,000, respectively, as described in Note 4. There was no balance due at September 30, 1997.

3.   ADVANCES FROM GAS PURCHASER
     ---------------------------

     During 1995, the Company received overpayments from a gas purchaser. The Company and the purchaser agreed that the overpayment of approximately $128,000 would be repaid without interest in an amount of $10,000 per month beginning in December 1995. This liability was completely paid in 1996.

4.   LONG-TERM DEBT
     --------------

     Long-term debt at December 31, 1996 and 1995 consisted of the following:

                                                                                        1996           1995
     Line of credit  with a bank,  interest  at prime plus 1% (9.25% at December      --------        --------
     31, 1996),  monthly payments of principal of $12,500 plus accrued interest, beginning in March 1997, until paid in full. This note is collateralized by oil and gas properties and is guaranteed by the majority stockholder of the
     Company. [A]                                                                    $  256,140       $     -



     Note  payable to a bank,  interest at prime plus 2% (10.25% at December 31,
     1996),  monthly  payments of interest,  with  principal  due at maturity in
     April 1997.  This note is  collateralized  by a  certificate  of deposit of
     $100,000 held at the bank.                                                         100,000             -

     Note  payable to a bank,  interest  at prime plus 2%,  monthly  payments of principal  and interest of $10,870.  This note was paid in full in December
     1996.                                                                                 -             173,913

     Note payable to a company,  non-interest  bearing with interest  imputed at
     10%, and monthly  payments of principal and interest of $10,000.  This note
     was paid in full in December 1996.                                                    -             149,212

     Unsecured note payable to a stockholder,  interest at 25%, payable monthly;
     principal is due in monthly  payments of $4,600 beginning in September 1996
     until maturity in February 1997.                                                    13,000           28,000


     Note payable to a bank,  interest at 10.25%,  monthly payments of principal and  interest  of $493  until  maturity  in  December  2000.  This  note is
     collateralized by a truck.                                                          19,290           23,145


     Note payable to a commercial lender,  interest at 6.9%, monthly payments of principal and interest of $433 until maturity in November  1997.  This note
     is collateralized by a truck.                                                        4,583            8,415

                                                                                     ----------       ----------
                                                     Total                              393,013          382,685

                                                     Less current portion              (246,707)        (267,687)
                                                                                     ----------       ----------
                                                                                     $  146,306       $  114,998
                                                                                     ==========       ==========

     [A] The total amount available on this line of credit is $500,000. Draws may be made on the facility until March 1, 1997 when principal repayment begins.

                              BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS

           (The period subsequent to December 31, 1996 is unaudited.)

     Maturities of long-term debt based on contractual requirements for the years ending December 31, 1997 through 2000 are as follows:


                    1997             $   246,707
                    1998                 135,707
                    1999                   5,058
                    2000                   5,541
                                     -----------
                                     $   393,013
                                     ===========

5.   GAIN ON SALES OF ASSETS
     -----------------------

     During the years ended December 31, 1996 and 1995, the Company recognized gains on sales of oil and gas leases and equipment of $22,945 and $13,957, respectively. Additionally, during the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company recognized gains of $3,235 and $2,500, respectively on the sales of Company vehicles.

6.   ENVIRONMENTAL ISSUES

     The Company is engaged in oil and gas exploration and production business and may become subject to certain liabilities as they relate to environmental clean up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto.

7.   COMMITMENTS
     -----------

     In August 1994, the Company entered into a lease agreement with the majority stockholder of the Company to rent office space. The lease extends through July 31, 1997 and automatically continues thereafter in successive one year terms until either party terminates the lease with at least six months written notice. The monthly rental was $650 until July 31, 1997, and $750 per month thereafter on a month-to-month basis. Rent expense was $6,050 and $5,850 each of the nine months ended September 30, 1997 and 1996, and $7,800 for each of the years ended December 31, 1996 and 1995.

     As of September 30, 1997 and December 31, 1996, the Company has a $20,000 open letter of credit in favor of the State of Wyoming as a plugging bond. The letter of credit is collateralized by a certificate of deposit in the same amount.

                                   BASS PETROLEUM, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

8.   CONCENTRATION OF RECEIVABLES AND SALES REVENUE
     ----------------------------------------------

     The Company has the following concentrations in volume of oil and gas sales revenue:

            Customer              1996          1995
            --------             ------        -----
               A                   38%           43%
               B                   21%           16%

     Additionally,  the two customers above accounted for a total of 61% and 85%
     of  accrued  oil  and  gas  sales  as  of  December   31,  1996  and  1995,
     respectively.

9.   ACQUISITION OF ENERGY PRODUCTION COMPANY
     ----------------------------------------

     In May 1997, the Company acquired an 81% interest in Energy Production Company (EPC), an inactive public company. The Company acquired approximately 54% of EPC from EPC's controlling shareholder for $45,000 and approximately 29% of EPC in the form of newly issued common shares, in exchange for two oil and gas properties with a cost basis of $23,500, and $5,000 in cash. The $45,000 cash payment has been charged against operations as EPC had no identifiable assets at the time of acquisition. The oil and gas properties that were contributed into EPC continue to be carried at their historical book value. The accounts of EPC are consolidated with those of the Company beginning May 1997. No pro forma financial statements have been prepared to reflect the results of operations as if EPC had been acquired at the beginning of the period, because EPC's operations were not material.

     In October 1997, EPC and the Company rescinded the sale of 29% of EPC's common stock to the Company. The Company returned the shares to EPC in exchange for return of the purchase price. After returning the shares, the Company owned 54% of EPC.

     From 1980 to 1986, EPC was engaged in the acquisition, development and operations of oil and gas properties. In December 1986, EPC began to divest its remaining oil and gas assets and operations and has been relatively inactive since that time with no significant operating revenues or operations. Since 1986, the only assets of EPC have been cash and related party receivables. EPC had a substantial accumulated deficit as of the acquisition date.

10.  SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)
     ------------------------------------------------------------------------

     The following table sets forth certain information with respect to the oil and gas producing activities of the Company:

                                                                     YEAR ENDED DECEMBER 31,
                                                                        1996         1995
                                                                      -------     --------
         Costs incurred in oil and gas producing activities:
            Acquisition of proved properties                         $ 179,091    $ 546,297
            Development costs                                           11,069        8,713
                                                                     ---------    ---------

         Total costs incurred                                        $ 190,160    $ 555,010
                                                                     =========    =========

Net capitalized costs related to oil and gas producing activities:
     Proved properties                                               $ 873,983    $ 722,798
     Less accumulated depletion, depreciation and amortization        (196,355)    (113,143)
                                                                     ---------    ---------
         Net  oil and  gas  property  costs $                          677,628    $ 609,655
                                                                     =========    =========

                              BASS PETROLEUM, INC.

                         NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

     The following table, based on information prepared by independent petroleum engineers, summarizes changes in the estimates of the Company's net interest in total proved reserves of crude oil and condensate and natural gas, all of which are domestic reserves:

                                                            Oil         Gas
                                                         (Barrels)     (MCF)
                                                        ----------  ----------

     Balance, January 1, 1995                              66,817     312,070
     Purchase of minerals in place                         32,030     266,136
     Revisions of previous estimates                       17,917      50,941
     Production                                           (15,276)    (67,907)
                                                         --------    --------
     Balance, December 31, 1995                           101,488     561,240
     Purchase of minerals in place                         55,361      26,733
     Sale of minerals in place                             (2,947)    (48,975)
     Revisions of previous estimates                       17,509     (19,828)
     Production                                           (18,897)    (65,297)
                                                         --------    --------
     Balance, December 31, 1996                           152,514     453,873
                                                         ========    ========

     The foregoing reserves are all classified as proved developed at December 31, 1996 and 1995.

     Proved oil and gas reserves are the estimated quantities of crude oil, condensate and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. The above estimated net interests in proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods.

11.  STANDARDIZED MEASURE OF CHANGES IN FUTURE NET REVENUES (UNAUDITED)
     -----------------------------------------------------------------

     The standardized measure of discounted future net cash flows at December 31, 1996 and 1995, relating to proved oil and gas reserves is set forth below. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.



                                                                 YEAR ENDED DECEMBER 31,
                                                                 -----------------------
                                                                  1996             1995
                                                                 ------           ------

Future cash inflows                                           $ 3,607,000       $ 2,403,000
Future development and production costs                        (1,784,000)         (846,000)
                                                              -----------       -----------

Future net cash flows, before income tax                        1,823,000         1,557,000
Future income taxes                                              (388,000)         (324,000)
                                                              -----------       -----------

Future net cash flows                                           1,435,000         1,233,000
10% annual discount                                              (463,000)         (383,000)
                                                              -----------       -----------

Standardized  measure of discounted future net cash flows     $   972,000       $   850,000
                                                              ===========       ===========

                                      F12

                              BASS PETROLEUM, INC.

                         NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 1996 is unaudited.)

     Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves at year end. The following are the principal sources of change in the standardized measure of discounted future net cash flows:


                                                        YEAR ENDED DECEMBER 31,
                                                           1996         1995
                                                          ------       ------

Sale of oil and gas produced, net of production costs   $(310,000)   $(283,000)
Purchase of minerals in place                             422,000      402,000
Sale of minerals in place                                 (37,000)        --
Net changes in prices and production costs                 80,000      177,000
Revisions and other                                       (74,000)      63,000
Accretion of discount                                      85,000       50,000
Net change in income taxes                                (44,000)     (54,000)
                                                        ---------    ---------
     Net change                                           122,000      355,000
Balance, beginning of year                                850,000      495,000
                                                        ---------    ---------
Balance, end of year                                    $ 972,000    $ 850,000
                                                        =========    =========

               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following pro forma financial statements have been prepared as if the following transactions had occurred at the beginning of the respective periods presented (with respect to the pro forma income statements) and as of September 30, 1997 (with respect to the balance sheet):

     1) The acquisition of approximately 54% of the outstanding common stock of EPC by Bass, which occurred in May 1997.

     2) The proposed acquisition of 100% of the common stock of Bass by EPC in exchange for 4,000,000 newly issued unregistered common shares (after a 75 to 1 reverse split).

     The pro forma financial statements should be read in conjunction with the historical financial statements of Bass presented herein and should not be considered to be a representation of actual results that would have occurred if the transactions had occurred on the specified dates.



               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY

                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS
                                     -----

                                                                                           PRO FORMA      PRO FORMA
                                                                               BASS       ADJUSTMENTS       BASS
                                                                           ----------     -----------     ----------
CURRENT ASSETS:
   Cash                                                                    $   10,986     $      -       $   10,986
   Certificate of deposit pledged                                              20,000            -           20,000
   Trading securities                                                           2,880            -            2,880
   Accounts receivable:
       Oil and gas sales                                                       92,000            -           92,000
       Joint interest billings, no allowance for doubtful accounts
          considered necessary                                                 53,140            -           53,140
   Prepaid expenses                                                             1,635            -            1,635
                                                                            ---------       ----------   ----------
                           Total current assets                               180,641            -          180,641

PROPERTY AND EQUIPMENT:
   Oil and gas properties (successful efforts method)
       Leasehold costs                                                        956,344            -          956,344
       Lease and well equipment                                                95,504            -           95,504
   Furniture and equipment                                                     30,167            -           30,167
   Transportation equipment                                                    74,945            -           74,945
   Less accumulated depletion and depreciation                                 11,953)           -         (311,953)
                                                                            ---------       ----------   ----------
       Net property and equipment                                             845,007            -          845,007
   Other asset                                                                  5,000            -            5,000
                                                                            ---------       ----------   ----------
                           Total assets                                    $1,030,648       $   -        $1,030,648
                                                                           ==========       ==========   ==========





                                    Continued


               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY

                  UNAUDITED PRO FORMA BALANCE SHEET, continued
                               SEPTEMBER 30, 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


                                                                                        PRO FORMA     PRO FORMA
                                                                            BASS       ADJUSTMENTS       BASS
CURRENT LIABILITIES:
   Current portion of long-term debt                                    $   159,218   $      --      $   159,218
   Accounts payable and accrued expenses                                    105,247          --          105,247
   Oil and gas revenues payable                                             126,020          --          126,020
   Federal income taxes payable                                              15,333          --           15,333
   Due to related party                                                      65,000          --           65,000
                                                                        -----------   -----------    -----------
                           Total current liabilities                        470,818                      470,818

LONG-TERM DEBT, net of current portion                                      183,015                      183,015

STOCKHOLDERS' EQUITY:
   Common stock, par value $.01, 4,412,824 shares outstanding on
       pro forma basis                                                      128,038       (83,910)(1)     44,128
   Additional paid-in capital                                                  --          83,910 (1)     83,910
   Retained earnings                                                        248,777          --          248,777
                                                                        -----------   -----------    -----------
                           Total stockholders equity                        376,815          --          376,815
                                                                        -----------   -----------    -----------
                           Total liabilities and stockholders' equity   $ 1,030,648   $      --      $ 1,030,648
                                                                        ===========   ===========    ===========



(1) Adjustment to restate Bass' equity under the EPC capital structure.





        See accompanying introduction to pro forma financial statements.


               BASS PETROLEUM, INC. AND ENERGY PRODUCTION COMPANY

                      UNAUDITED PRO FORMA INCOME STATEMENT
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                      PRO FORMA
                                                           BASS           EPC        ADJUSTMENTS         COMBINED
                                                          ------        ------       -----------         --------
REVENUE:
   Oil and gas sales                                  $   411,053    $      --      $      --         $   411,053
   Well operation and pumping fees                        132,364           --             --             132,364
   Other                                                    2,000           --             --               2,000
                                                                                    -----------       -----------
                           Total revenue                  545,417           --             --             545,417

COSTS AND EXPENSES:
   Production expense                                     129,553           --             --             129,553
   Depletion and depreciation                              83,250           --             --              83,250
   General and administrative                             237,642         26,507         (4,865)          259,284
                                                      -----------    -----------    -----------       -----------
                           Total costs and expenses       450,445         26,507         (4,865)          472,087

OTHER INCOME (EXPENSE):
   Gain on sale of assets                                   3,235           --            3,235
   Interest income (expense), net                         (27,065)           833           --             (26,232)
   Acquisition expenses                                   (45,000)          --             --             (45,000)
   Miscellaneous                                            4,387           --             --               4,387
                                                                                    -----------       -----------
                           Total other income             (64,443)           833           --             (63,610)

INCOME BEFORE INCOME TAXES                                 30,529        (25,674)          --               9,720

INCOME TAX PROVISION, CURRENT                              15,333           --           (6,358)            8,975
                                                                     -----------    -----------       -----------

NET INCOME (LOSS)                                     $    15,196    $   (25,674)   $   (11,223)      $       745
                                                      ===========    ===========    ===========       ===========

EARNINGS PER SHARE                                                                                              *

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                              5,000,000
                                                                                                      ===========

(1) Adjustment to reduce the income tax provision for the effect of EPC's net loss.
(2) Adjustment to eliminate EPC general and administrative expenses reflected on Bass' income statement.
 *   Less than $.01 per share.


        See accompanying introduction to pro forma financial statements.


                BASS PETROLEUM INC. AND ENERGY PRODUCTION COMPANY

                      UNAUDITED PRO FORMA INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996


                                                                                     PRO FORMA
                                                          BASS             EPC      ADJUSTMENTS      COMBINED
                                                        -------           -----     -----------      --------
REVENUE:
   Oil and gas sales                                  $   432,383    $      --      $      --     $   432,383
   Well operation and pumping fees                        213,022           --             --         213,022
   Other                                                    3,314           --             --           3,314
                                                      -----------    -----------    -----------   -----------
                                                          648,719           --             --         648,719
COSTS AND EXPENSES:
   Production expense                                     122,862           --             --         122,862
   Depletion and depreciation                             103,336           --             --         103,336
   General and administrative                             251,660          2,398           --         254,058
                                                      -----------    -----------    -----------   -----------
                           Total costs and expenses       477,858          2,398           --         480,256

OTHER INCOME (EXPENSE):
   Gain on sale of assets                                  25,445           --             --          25,445
   Interest income (expense), net                         (35,773)         2,000           --         (33,773)
   Miscellaneous                                            1,621           --             --           1,621
                                                      -----------    -----------    -----------   -----------
                           Total other income              (8,707)         2,000           --          (6,707)
                                                      -----------    -----------    -----------   -----------

INCOME BEFORE INCOME TAXES                                162,154           (398)          --         161,756

INCOME TAX PROVISION, CURRENT                              47,022           --             --          47,022
                                                      -----------    -----------    -----------   -----------

NET INCOME (LOSS)                                     $   115,132    $      (398)   $      --     $   114,734
                                                      ===========    ===========    ===========   ===========

EARNINGS PER SHARE                                                                                $       .02
                                                                                                  -----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                          5,000,000
                                                                                                  ===========




        See accompanying introduction to pro forma financial statements.